                                                                     EXHIBIT 4.3

                 FORM OF STOCK AND WARRANT PURCHASE AGREEMENT

     THIS STOCK AND WARRANT PURCHASE AGREEMENT is made as of the 1/st/ day of September 2000, by and between Read-Rite Corporation (the "Company"), a corporation organized under the laws of the State of Delaware, with its principal offices at 345 Los Coches Street, Milpitas, California 95035, and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

     WHEREAS, the parties hereto acknowledge that, concurrently herewith, the Company is entering into an agreement with another purchase or purchasers pursuant to which (i) the Company will offer and sell up to $10,000,000.50 purchase price of its common stock and warrants to purchase up to 1,904,762 shares of common stock on substantially the same terms and conditions set forth herein and (ii) such purchaser or purchasers will make an investment in the Company's Scion Photonics venture.

     NOW THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

     SECTION 1. Authorization of Sale of the Shares. Subject to the terms and
                -----------------------------------
conditions of this Agreement, the Company has authorized the sale of up to 2,857,142 shares of common stock (the "Shares"), par value $0.0001 per share (the "Common Stock"), of the Company.

     SECTION 2. Agreement to Sell and Purchase the Shares.  At the Closing (as
                -----------------------------------------
defined in Section 3), the Company shall sell to the Purchaser, and the Purchaser shall buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares (at the purchase price) shown below:

                                   Price Per
      Number Shares to Be          Share In            Aggregate
         Purchased                 Dollars               Price
         ---------                 -------               -----

         2,857,142                 $5.25             $14,999,995.50

     SECTION 3. Delivery of the Shares at the Closing. (a) The completion of the
                -------------------------------------
purchase and sale of the Shares to be purchased by the Purchaser (the "Closing") shall occur on the date immediately following execution and delivery of this Agreement at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304-1050, at such time and date to be agreed upon by the Company and the Purchaser (the "Closing Date").

                (b) At the Closing, the Company shall deliver to the Purchaser a stock certificate or certificates registered in the name of the Purchaser representing the Shares to be purchased by the Purchaser. The name(s) in which the stock certificate or certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as part of Appendix I. Prior to the Purchaser's delivery of payment for the Shares, the Company shall deliver via facsimile a copy of the stock certificate or certificates to be issued to the Purchaser upon the Closing. The Company's obligation to complete the purchase and sale of the Shares and deliver such stock certificate or certificates to the Purchaser at the Closing shall be subject to the following conditions: (i) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased hereunder; and (ii) the accuracy of the representations and warranties made by the Purchaser as if made on the day of such Closing and the fulfillment of those undertakings of the Purchaser to be fulfilled prior to the Closing. The Purchaser's obligation to accept delivery of such stock certificates and to pay for the Shares evidenced thereby shall be subject to the following conditions:
(A) the accuracy of the representations and warranties made by the Company herein and the fulfillment of those undertakings of the Company to be fulfilled prior to Closing; (B) the delivery by Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company, to the Purchaser of a legal opinion in substantially the form attached hereto as Exhibit A; and (C) delivery by the Company to the Purchaser of a duly executed warrant in the name of the Purchaser in substantially the form attached hereto as Exhibit B (the "Warrant").

     SECTION 4. Representations and Warranties of the Company. The Company
                ---------------------------------------------
hereby represents and warrants as of the date hereof and as of the Closing to the Purchaser as follows:

          4.1   Organization and Standing. The Company is a corporation
                -------------------------
duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in the State of California. Such qualification is not presently required in any other jurisdiction where a failure to so qualify would have a material adverse effect on the business, financial position or results of operations of the Company ("Material Adverse Effect").

          4.2   Capitalization. The authorized capital stock of the Company
                --------------
consists of 160,000,000 shares of Common Stock and 4,000,000 shares of Preferred Stock. Approximately 64,044,268 shares of Common Stock are issued and outstanding. No shares of Preferred Stock are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. Options to purchase 14,972,426 shares of the Company's Common Stock are outstanding under the Company's stock option plans, and 1,767,131 shares are available for future grant under these plans. The Company has issued 2,348,669 shares of Common Stock under its Employee Stock Purchase Plan and 1,151,331 shares are available for future issuance. The Company has issued 991,276 shares of Common Stock under the stock match provisions of its 401(k) Retirement Savings Plan and 408,724 shares are available for future issuance. Except as disclosed in the Company SEC Documents (as defined below), there are no other options, warrants, conversion privileges, or preemptive or other rights or agreements presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the capital stock or other securities of the Company.

          4.3   Authority. The Company has full power and authority to execute
                ---------
and deliver this Agreement and the Warrant, and to consummate the transactions contemplated by this Agreement and the Warrant. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement and the Warrant has been taken or will be taken prior to the Closing Date. This Agreement and the Warrant, upon execution and delivery by the Company (assuming the due and proper execution and delivery by the Purchaser, in the case of this Agreement) constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

          4.4  Valid Issuance of Common Stock.  The Common Stock to be sold
               ------------------------------
hereby has been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The Common Stock to be issued upon exercise of the Warrant (the "Warrant Shares") has been duly authorized and, when issued, delivered and paid for in the manner set forth in the Warrant, will be validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Warrant and under applicable state and federal securities laws. No preemptive rights, anti-dilution rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Common Stock or the Warrant Shares by the Company pursuant to this Agreement. No stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following the notification of the Company's intent to file the Registration Statement (as defined below)) to request or require the Company to register the sale of any shares owned by such stockholder under the Securities Act of 1933, as amended (the "Securities Act"), in the Registration Statement.

          4.5  Governmental Consents.  Other than compliance with the Securities
               ---------------------
Act and other state or federal securities laws, and such filings as may be required to be made under such laws or with the National Association of Securities Dealers (the "NASD"), which shall be complied with and made at or prior to the Closing, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

          4.6  Conflicts.  The execution and delivery of this Agreement shall
               ---------
not conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, any material contract, material covenant or material instrument under which the Company is now obligated.


          4.7  SEC Documents.  The Company has filed each statement, annual,
               -------------
quarterly and other report, registration statement and definitive proxy statement ("Company SEC Documents") required to be filed (other than preliminary material) by the Company with the SEC. As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by any subsequently filed Company SEC Document.

          4.8  Changes.  Since June 30, 2000, there has not been any event or
               -------
condition that would reasonably likely result in a Material Adverse Effect.

          4.9  Litigation.  Other than as disclosed and discussed in the
               ----------
Company's annual filings with the SEC, there is no pending or, to the Company's knowledge, threatened lawsuit, administrative proceeding, arbitration, patent or licensing challenge or infringement, labor dispute or governmental investigation to which the Company or any significant subsidiary of the Company is a party which, if adversely determined, would have a Material Adverse Effect.

     SECTION 5.  Representations and Warranties of the Purchaser.  The
                 -----------------------------------------------
Purchaser hereby represents and warrants as of the date hereof and as of the Closing to the Company as follows:

          5.1  Organization and Standing.  The Purchaser is a validly existing
               -------------------------
company under the laws of Bermuda. The Purchaser has all requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted.

          5.2  Authority.  The Purchaser has full power and authority to execute
               ---------
and deliver, and to consummate the transactions contemplated by this Agreement. All action on the part of the Purchaser, its officers, directors and stockholders necessary for the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement has been taken. This Agreement, upon execution and delivery by the Purchaser and assuming the due and proper execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

          5.3  Purchase Entirely for Own Account.  This Agreement is made with
               ---------------------------------
the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Shares and the Warrant will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise taking an action that would constitute a distribution of the same.

          5.4  Disclosure of Information.  The Purchaser has received all the
               -------------------------
information it considers necessary or appropriate for deciding whether to purchase the Common Stock. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Stock and the business, properties, prospects and financial condition of the Company.

          5.5  Investment Experience.  The Purchaser acknowledges that it is
               ---------------------
able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Stock. The Purchaser has not been organized for the purpose of acquiring the Common Stock.

          5.6  Accredited Investor.  The Purchaser is an "accredited investor"
               -------------------
within the meaning of Rule 501 of Regulation D, promulgated under the Securities Act.

          5.7  Restricted Securities.  The Purchaser understands that the Shares
               ---------------------
it is purchasing and the Warrant Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being or will be acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with SEC Rule 144 and Rule 144A, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

     SECTION 6. Survival of Representations, Warranties and Agreements.
                ------------------------------------------------------
Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein shall survive until the third anniversary of the Closing.

     SECTION 7. Covenants of the Company.
                ------------------------

          7.1   Sale of Common Stock.  (a)  The Company shall not, from the
                --------------------
Closing Date until after the date that is 90 days after the Closing Date (i) sell shares of Common Stock at a price per share less than $5.25 or (ii) issue options, warrants, convertible securities or any other instruments convertible or otherwise exchangeable into shares of Common Stock at a price per share less than $5.25 or such lower price provided for pursuant to the Company's stock option plans or Employee Stock Purchase Plan.

                (a) In the event the Company sells its Common Stock (or options, warrants, convertible securities or other securities otherwise convertible into or exchangeable for Common Stock) at less than $5.25 per share (or, in the case of options, warrants, convertible securities or any other instruments convertible or otherwise enchangeable into shares of Common Stock, at a price lower than the issuance price specifically permitted pursuant to the terms of the Company's stock option plans or Employee Stock Purchase Plan) for a period of 90 days after the Closing Date, the Company will issue additional shares of Common Stock to the Purchaser so that the effective per share purchase price paid by the Purchaser for the Shares will be reduced to such lower price per share.

          7.2   Notice of Subsequent Financings.  So long as the Purchaser owns
                -------------------------------
at least 1,000,000 shares of Common Stock, the Company shall give the Purchaser not less than ten business days notice of any proposed equity financing (other than proposed sales of shares to be issued upon conversion of existing securities, shares to be issued in a public offering, shares to be issued to employees, officers and directors (if approved by the Board of Directors) or shares to be issued in connection with leases or other transactions not for the primary purpose of raising capital).

     SECTION 8. Covenants of the Purchaser.
                --------------------------

          8.1   Limitations on Disposition.  Without in any way limiting any
                --------------------------
other provision set forth herein, the Purchaser further agrees not to make any disposition of all or any portion of the Shares unless and until:

                (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement;

                (b) Such disposition is permitted under the provisions of Rule 144 or its successor; or

                (c) There is a valid exemption from registration under the Securities Act and other applicable securities laws and, if requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition shall not require registration.

          8.2   "Market Stand-Off" Agreement. Notwithstanding the foregoing, the
                 ---------------------------
Purchaser hereby agrees that it will not sell or otherwise transfer or dispose of any Shares or Warrant Shares for a period of 180 days from the Closing Date, unless otherwise approved in writing by the Company.

          8.3   Prospectus Delivery.  The Purchaser hereby covenants with the
                -------------------
Company not to make any sale of the Shares or Warrant Shares under a registration statement without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied. The Purchaser acknowledges and agrees that the Shares and the Warrant Shares are not transferable on the books of the Company pursuant to a resale under a registration statement unless the certificates submitted to the transfer agent evidencing the Shares and the Warrant Shares is accompanied by a separate officer's certificate substantially in the form of Appendix II hereto (a) executed by an officer of, or other authorized person designated by, the Purchaser, and (b) to the effect that (i) the Shares or Warrant Shares, as the case may be, have been sold in accordance with the registration statement and
(ii) the requirement of delivering a current prospectus has been satisfied. The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the registration statement until such time as an amendment to the registration statement has been filed by the Company and declared effective by the Securities and Exchange Commission (the "Commission"), or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Shares or Warrant Shares pursuant to such prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the suspension of the use of such prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to such prospectus and any amendments thereto. In no event shall the Company suspend the use of the Prospectus for periods exceeding 45 days during any 12-month period.

          8.4   Transfer to an Affiliate.  The Purchaser shall have the right to
                ------------------------
transfer any Shares or Warrant Shares to any affiliate of the Purchaser, in each case free of the restrictions imposed by this Section 8 other than the requirement as to the legending of the certificates for such securities specified herein. Notwithstanding Section 8.1 hereof, opinion of counsel shall
                                   -----------
be required for a transfer of Shares or Warrant Shares to an affiliate of the Purchaser.

     SECTION 9.  Legends.  Each certificate or instrument representing Shares
                 -------
and Warrant Shares shall bear legends in substantially the following forms:

               (i) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE 'SECURITIES ACT') AND ARE 'RESTRICTED SECURITIES' AS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (II) IN COMPLIANCE WITH RULE 144, OR (III) PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SUCH SALE, OFFER OR DISTRIBUTION (UNLESS SUCH TRANSFER IS TO AN AFFILIATE OF THE HOLDER HEREOF, IN WHICH CASE NO SUCH OPINION SHALL BE REQUIRED)."

               (ii) Any other legends required by California law or other applicable blue sky or state securities laws.

The Company need not register a transfer of any Shares or Warrant Shares, and may also instruct its transfer agent not to register a transfer of any Shares or Warrant Shares, unless the conditions specified in the foregoing legends are satisfied to the extent applicable.

     SECTION 10.    Registration of the Shares and Warrant Shares; Compliance
                    ---------------------------------------------------------
with the Securities Act.
-----------------------

          10.1  Registration Procedures and Expenses.  The Company shall:
                ------------------------------------

                (a) within 25 business days after the Closing Date, prepare and file with the Commission a registration statement (the "Registration Statement") relating to the sale of the Shares and the Warrant Shares by the Purchaser on the Nasdaq National Market or the facilities of any national securities exchange on which the Common Stock is then traded or in privately-negotiated transactions;

                (b) use its reasonable best efforts, subject to receipt of necessary information from the Purchaser, to cause the staff of the Commission to notify the Company of the staff's willingness to grant acceleration of the effective date of the Registration Statement within 60 days after the Registration Statement is filed by the Company;

                (c) promptly notify the Purchaser upon the Registration Statement being declared effective by the Commission;

                (d) provide to the Purchaser any information necessary to permit sale of the Shares under Rule 144 or Rule 144A of the Securities Act.

                (e) prepare and file with the Commission such amendments and supplements to the Registration Statement (including a registration statement on Form S-1 or an amendment to the Registration Statement converting such Registration Statement to Form S-1) and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the date specified in Section 10.5 below.

                (f) promptly furnish to the Purchaser with respect to the Shares and Warrant Shares registered under the Registration Statement (and to each underwriter, if any, of such shares) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares or Warrant Shares by the Purchaser; provided, however, that the obligation of the
                                 --------  -------
Company to deliver copies of prospectuses to the Purchaser shall be subject to the receipt by the Company of reasonable assurances from the Purchaser that the Purchaser shall comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses;

                (g) file documents required of the Company for normal blue sky clearance in all states requiring blue sky clearance; provided, however, that
                                                      --------  -------
the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

                (h) bear all expenses in connection with the procedures in paragraphs (a) through (g) of this Section 10.1 and the registration of the Shares and Warrant Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or underwriting discounts, brokerage fees and commissions incurred by the Purchaser, if any.

          10.2 If the Company does not file a Registration Statement as set forth above (or during each period longer than 10 business days for which the Registration Statement is not effective after it is initially declared effective by the Commission), the Purchaser shall be entitled during each such period to unlimited piggyback registration rights on any offering by the Company (without cutback), until such time as the Registration Statement is again effective or until the obligations of the Company set forth in this Section 10.1 terminate pursuant to Section 10.5 below.

          10.3  Transfer of Shares After Registration. The Purchaser agrees that
                -------------------------------------
it shall not effect any disposition of the Shares or Warrant Shares, except as contemplated in the Registration Statement referred to in Section 10.1 or as otherwise permitted by law, and that it shall promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

          10.4  Indemnification.  In the event any Shares or Warrant Shares are
                ---------------
included in a registration statement under this Section 10:

                (a) To the extent permitted by law, the Company shall indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) in connection with the sale or purchase of the Shares or Warrant Shares, any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, or the Exchange Act or any state securities law; and the Company shall pay to the Purchaser or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 10.4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Purchaser or controlling person.

          (b) To the extent permitted by law, the Purchaser shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed such registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, its attorneys, its underwriters, and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Purchaser expressly for use in connection with such registration; and the Purchaser shall pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 10.4(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 10.4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 10.4(b) exceed the proceeds from the offering (less any underwriting discounts or commissions paid in connection with such offering) received by the Purchaser.

               (c) Promptly after receipt by an indemnified party under this
Section 10.3 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 10.3, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10.4, but the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10.4.

               (d) If the indemnification provided for in this Section 10.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided that in no event shall any contribution by the
                --------
Purchaser under this subsection 10.4(d) exceed the amount of the gross proceeds received by the Purchaser from the offering. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) The obligations of the Company and the Purchaser under this
Section 10.4 shall survive the completion of any offering of securities in a registration statement under this Section 10 or otherwise.

          10.5 Termination of Registration Obligations.  The obligations of the
               ---------------------------------------
Company set forth in Section 10.1 shall cease and terminate as to the Shares and the Warrant Shares on the date on which all Shares and Warrant Shares (i) are eligible for sale during any three-month period without restriction under Rule 144, (ii) have been effectively registered under the Securities Act and sold or otherwise disposed of by the Purchaser in accordance with the intended method of disposition set forth in the Registration Statement or (iii) the Company receives an opinion of counsel satisfactory in form and substance to the Company to the effect that such conditions are not necessary in order for a transfer of Shares and the Warrant Shares to comply with the Securities Act.

          10.6 Information Available.  So long as a registration statement is
               ---------------------
effective covering the resale of Shares or the Warrant Shares owned by the Purchaser, the Company shall furnish to the Purchaser:

               (a) as soon as practicable after the Company has made such information available to the public through submission to the SEC (but in the case of the Company's Annual Report to Stockholders, within 120 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Stockholders, (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K, (iii) its Quarterly Reports on Form 10-Q, (iv) its Current Reports on Form 8-K, and (v) a full copy of the particular registration statement covering the Shares (the foregoing, in each case, excluding exhibits); and

               (b) upon the written request of the Purchaser, a reasonable number of copies of the prospectuses to supply to any other party requiring such prospectuses in connection with the Purchaser's prospectus delivery requirements under the Securities Act;

and the Company, upon the reasonable request of the Purchaser, shall meet with the Purchaser or a representative thereof at the Company's headquarters to discuss information relevant for disclosure in a registration statement covering the Shares, subject to appropriate confidentiality limitations as the Company may require.

     SECTION 11.Brokers.  Each of the parties hereto hereby represents that,
                -------
on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the sale of the Shares or the issuance of the Warrant to the Purchaser.

     SECTION 12.Notices.  All notices, requests, consents and other
                -------
communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

               (a)  if to the Company, to:

                    Read-Rite Corporation
                    44100 Osgood Road
                    Fremont, California 94539
                    Attention:  John T. Kurtzweil
                    Facsimile:  (510) 683-7102
                    with a copy to:

                    Wilson Sonsini Goodrich & Rosati
                    650 Page Mill Road
                    Palo Alto, California 94304-1050
                    Attention:  Larry Sonsini, Esq.
                                Brian C. Erb, Esq.
                    Facsimile:  (650) 493-6811

               or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

               (b) if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

    SECTION 13.Changes.  This Agreement may not be modified or amended
               -------
except pursuant to an instrument in writing signed by the Company and the Purchaser.

    SECTION 14.Headings.  The headings of the various sections of this
               --------
Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

    SECTION 15.Severability.  In case any provision contained in this
               ------------
Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

    SECTION 16.Governing Law.  This Agreement shall be governed by and
               -------------
construed in accordance with the laws of the State of California.

    SECTION 17.No Conflicts of Interest.  The Company represents, warrants
               ------------------------
and covenants that, to the knowledge of the Company, no trustee, officer or employee of the of the Purchaser will receive, directly or indirectly, any personal interest in the Company or its property of anything of substantial economic value for his or her private benefit from the Company, or anyone acting its behalf, in connection with the investment made pursuant to this Agreement.

    SECTION 18.Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

    SECTION 19.Expenses.  Each of the parties hereto shall pay its own
               --------
expenses and the expenses of any of its advisors in connection with the transactions contemplated by this Agreement; provided, however, that the Company
                                             --------  -------
shall pay 50% of any filing fee of the Purchaser in connection with any HSR filing by the Purchaser made in connection with the purchase of the Shares or Warrant Shares.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement or caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.

                         READ-RITE CORPORATION

                         By:_________________________
                            Name:
                            Title:

Print or Type:           Name of the Purchaser
                          (Individual or Institution):

                         Tyco Sigma Limited, a Bermuda company
                         -------------------------------------


                         Name of Individual representing
                          the Purchaser (if an Institution):

                         Glen Miskiewicz
                         --------------------------------------


                         Title of Individual representing
                           the Purchaser (if an Institution):

                         Vice President and Director
                         --------------------------------------


Signature by:            Individual Purchaser or Individual
                         representing the Purchaser:


                         ______________________________________


                         Address:    The Zurich Centre
                                     90 Pitts Bay Road
                                     Second Floor
                                     Pembroke, HM08 Bermuda
                         Telephone:  (441) 292-8674
                         Facsimile:  (441) 296-3706
                         email:      gmiskiewicz@tyco.com
with a copy to:          Tyco International (US) Inc.
                         One Tyco Park
                         Exeter, NH 03833-1108
                         Attn:          Michael Durkin
                         Telephone:     (603) 778-9700
                         Facsimile:     (603) 778-0108
                         email:         mdurkin@tyco.com

                                                                      Appendix I
                                                               (page one of two)

READ-RITE CORPORATION

STOCK CERTIFICATE QUESTIONNAIRE
-------------------------------

     Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.    The exact name in which your Shares, Warrant and    Tyco Sigma Limited
      Warrant Shares are to be registered (this is the    ---------------------
      name that shall appear on your stock
      certificate(s)); you may use a nominee name if appropriate:

2.    The relationship between the Purchaser of the       Same
      Shares and the Registered Holder listed in          ----------------------
      response to item 1 above:

3.    The mailing address of the Registered Holder        Same as Purchaser
      listed in response to item 1 above:                 address

                                                         ______________________

                                                         ______________________

                                                         ______________________


4.    The Social Security Number or Tax Identification
      Number of the Registered Holder listed in
      response to item 1 above:                          N/A
                                                         -----------------------

                                                                      Appendix I

                                                               (page two of two)

                             READ-RITE CORPORATION

                      REGISTRATION STATEMENT QUESTIONNAIRE
                      ------------------------------------

     In connection with the preparation of the Registration Statement, please provide us with the following information:

     1. Pursuant to the "Selling Stockholder" section of the Registration Statement, please state your or your organization's name exactly as it should appear in the Registration Statement:

     __________________________________________________________________________


     2. Please provide the number of shares that you shall beneficially own immediately after Closing, including those Shares purchased by you pursuant to the Agreement, Warrant Shares underlying the Warrant and those shares purchased by you or your affiliates through other transactions:

     __________________________________________________________________________


     3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

               _____ Yes  _____ No

     If yes, please indicate the nature of any such relationships below:

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

                                                                     APPENDIX II
Attention:
                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE
                   ------------------------------------------
                      PURSUANT TO A REGISTRATION STATEMENT
                      ------------------------------------

     The undersigned, [an officer of, or other person duly authorized by]

_____________________________________________________________
     [fill in official name of individual or institution]

hereby certifies that he/she [said institution] is the Purchaser of the shares evidenced by the attached certificate, and as such,

sold such shares on __________________ in accordance with
                         [date]

Registration Statement number ________________ and the requirement of delivering a
         [fill in the number of or otherwise identify Registration Statement]

current prospectus by the Company has been complied with in connection with such sale.

Print or Type:

     Name of the Purchaser
     (Individual or
     Institution):       ______________________

     Name of Individual
     representing the
     Purchaser (if an
     Institution)         ______________________

     Title of Individual
     representing the
     Purchaser (if an
     Institution):        ______________________

     Signature by:

     Individual Purchaser
     or Individual
     representing the Purchaser:   ______________________

                                                                       EXHIBIT A
                                Form of Opinion
                                      of
                       Wilson Sonsini Goodrich & Rosati

                                                                       EXHIBIT B
                                Form of Warrant

                                      B-1